AMENDMENT OF FIRSTFED FINANCIAL CORP.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Whereas, the First Federal Bank of California Supplemental Executive Retirement Plan (the "Plan") is administered by the Compensation Committee of the Board of Directors pursuant to authority delegated to such Committee by the Board; and

      Whereas, the Committee may amend the Plan under delegated authority pursuant to Section 6.1 of the Plan; and

      Whereas, the Committee determined that the present definition of "Change in Ownership" as set forth in Section 1.4 of the Plan fails to provide an exception from acceleration for a change in directors resulting from normal retirement, and provides for immediate acceleration upon stockholder approval of a plan or proposal for acquisition of the Company notwithstanding the fact that significant conditions precedent, including but not limited to regulatory approval, would be required for consummation of such a transaction, and is not in the best interest of the Bank as presently worded; and

      Whereas, the Committee determined that the Agreement should be revised as set forth herein;

      Now, therefore, Section 1.4 of the Plan shall be revised to read as follows:

1.4   "Change in Ownership" means the following :

(a) An acquisition (other than from FirstFed Financial Corp., hereafter referred to as the "Company") by any person, entity or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, hereafter referred to as the "Exchange Act"), (excluding, for this purpose, the Company or any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of "beneficial ownership" (as that term is defined by the Securities and Exchange Commission for purposes of
         Section 13(d) of the Exchange Act), directly or indirectly, of 15% or more of the outstanding voting stock of the Company; or

(b) At any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Grantor cease, for any reason other than death, disability or normal retirement, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period; or

(c) Any reorganization, merger or consolidation of the Company with one or more corporations (other than a reorganization, merger or consolidation in which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities); or upon the sale of all or substantially all the assets of the Company."

       This change shall be retroactive to the effective date of the Plan.

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